Exhibit 99.1

For further information, contact:

Jeff Palmer	Tom Hayes
Investor Relations	Corporate Communications
408-222-8373	408-222-2815
jpalmer@marvell.com	tom@marvell.com

Marvell Technology Group Ltd. Reports Fiscal Second Quarter Results

Revenue: $640.6 Million, Up 23 Percent Sequentially

GAAP Net Income: $58.5 Million, $0.09 per share EPS

Free Cash Flow: $175.3 Million, 27 Percent of Revenues

Santa Clara, California (August 27, 2009) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a world leader in storage, communications and consumer silicon solutions, today reported financial results for the second quarter of fiscal 2010, ended August 1, 2009.

Net revenue for the second quarter of fiscal 2010 was $640.6 million, a 23 percent sequential increase from $521.4 million in the first quarter of fiscal 2010, ended May 2, 2009 and a 24 percent decrease from $842.6 million in the second quarter of fiscal 2009, ended August 2, 2008.

GAAP net income was $58.5 million, or $0.09 per share (diluted), for the second quarter of fiscal 2010, as compared to a GAAP net loss of $111.5 million, or $0.18 per share (diluted), for the first quarter of fiscal 2010. For the second quarter of fiscal 2009 GAAP net income was $71.4 million, or $0.11 per share (diluted).

Non-GAAP net income was $118.7 million, or $0.18 per share (diluted), for the second quarter of fiscal 2010, an increase of 272 percent from non-GAAP net income of $31.9 million, or $0.05 per share (diluted), for the first quarter of fiscal 2010, and a 23 percent decrease compared with non-GAAP net income of $154.0 million, or $0.24 per share (diluted), for the second quarter of fiscal 2009.

“We are pleased with the results reported for the second quarter of fiscal 2010,” said Dr. Sehat Sutardja, Marvell Chairman and Chief Executive Officer. “Our sequential revenue growth reflects both an improving economy and the acceptance by customers of our new and existing products. Additionally, the financial discipline we have adopted continued to deliver positive benefits during the second quarter, allowing us to achieve our long-term profitability and cash flow targets well ahead of schedule.”

Marvell reports net income or loss, basic and diluted net income or loss per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income or loss to non-GAAP net income for the three months ended August 1, 2009, May 2, 2009 and August 2, 2008, respectively, appear in the financial statements below.

GAAP gross margin for the second quarter of fiscal 2010 was 55.0 percent, compared to 50.6 percent for the first quarter of fiscal 2010 and 51.8 percent for the second quarter of fiscal 2009. Non-GAAP gross margin for the second quarter of fiscal 2010 increased to 55.3 percent, compared to 51.6 percent for the first quarter of fiscal 2010 and 52.3 percent for the second quarter of fiscal 2009.

Shares used to compute GAAP net income per diluted share for the second quarter of fiscal 2010 were 648 million shares, compared with 619 million shares in the first quarter of fiscal 2010 and 638 million shares in the second quarter of fiscal 2009. Shares used to compute non-GAAP net income per diluted share for the second quarter of fiscal 2010 were 652 million shares, compared with 637 million shares for the first quarter of fiscal 2010 and 640 million shares for the second quarter of fiscal 2009.

Cash flow from operations for the second quarter of fiscal 2010 was $182.3 million, up 26 percent sequentially from $144.5 million reported in the first quarter of fiscal 2010 and down less than one percent from $182.9 million in the second quarter of fiscal 2009. Free cash flow, defined as cash flow from operations less capital expenditures and purchases of IP licenses, was $175.3 million, up 33 percent sequentially from $131.8 million in the first quarter of fiscal 2010 and up 6 percent from $165.6 million in the second quarter of fiscal 2009.

Conference Call

Marvell will be conducting a conference call on August 27, 2009 at 1:45 p.m. PDT to discuss results for the second quarter ended August 1, 2009. Interested parties may dial-in to the conference call at 1-800-510-9661, pass-code 55940109. The call is being webcast by ThomsonReuters and can be accessed at Marvell’s website under the Investor Events section of the Investor Relations page at http://www.marvell.com/investors/events.jsp. Replay on the internet will be available following the call until September 24, 2009.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude stock-based compensation expense as well as charges related to acquisitions, restructuring, gains and other charges that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP earnings per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP earnings per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of compensation costs expected to be incurred in future periods, but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell Technology (NASDAQ: MRVL) is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries. For more information visit www.marvell.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s expectations regarding the economy and acceptance by customers of the Company’s new and existing products; and statements concerning the Company’s use of non-GAAP financial measures as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, the Company’s reliance on major customers and suppliers; market acceptance of new products; uncertainty in the worldwide economic environment; successful execution of the Company’s restructuring plan and other risks detailed in Marvell’s SEC filings. When Marvell files its Form 10-Q for the second quarter of fiscal 2010, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s latest Annual Report on Form 10-K for the year end January 31, 2009, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 1, 2009	May 2, 2009	August 2, 2008	August 1, 2009	August 2, 2008
Net revenue	$640,620	$521,434	$842,575	$1,162,054	$1,646,650
Cost of goods sold	288,059	257,630	405,913	545,689	794,755

Gross profit	352,561	263,804	436,662	616,365	851,895
Operating expenses:
Research and development	192,664	200,249	249,714	392,913	488,189
Selling and marketing	32,384	32,646	41,834	65,030	87,922
General and administrative	28,562	101,496	30,989	130,058	43,940
Amortization and write-off of acquired intangible assets	26,446	30,356	34,988	56,802	70,235
Restructuring	4,956	8,336	—	13,292	—

Total operating expenses	285,012	373,083	357,525	658,095	690,286

Operating income (loss)	67,549	(109,279)	79,137	(41,730)	161,609
Interest and other income (expense), net	279	(160)	(754)	119	(5,446)

Income (loss) before income taxes	67,828	(109,439)	78,383	(41,611)	156,163
Provision for income taxes	9,335	2,018	7,016	11,353	14,857

Net income (loss)	$58,493	$(111,457)	$71,367	(52,964)	141,306

Basic net income (loss) per share	$0.09	$(0.18)	$0.12	$(0.09)	$0.23

Diluted net income (loss) per share	$0.09	$(0.18)	$0.11	$(0.09)	$0.22

Shares used in computing basic earnings per share	620,881	618,677	606,860	619,779	604,041
Shares used in computing diluted earnings per share	648,110	618,677	637,832	619,779	631,091

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended			Six Months Ended
	August 1, 2009	May 2, 2009	August 2, 2008	August 1, 2009	August 2, 2008
GAAP net income (loss)	$58,493	$(111,457)	$71,367	$(52,964)	$141,306
Stock-based compensation	30,015	31,648	47,627	61,663	92,853
Amortization and write-off of acquired intangible assets	26,446	30,356	34,988	56,802	70,235
Restructuring	4,956	8,336	—	13,292	—
Legal/Tax settlements (a)	(1,202)	72,000	—	70,798	—
Other (a)	—	990	—	990	—

Non-GAAP net income	$118,708	$31,873	$153,982	$150,581	$304,394

GAAP weighted average shares - diluted	648,110	618,677	637,832	619,779	631,091
Non-GAAP adjustment	3,651	17,928	2,315	24,404	1,203

Non-GAAP weighted average shares diluted (b)	651,761	636,605	640,147	644,183	632,294

GAAP diluted net income (loss) per share	$0.09	$(0.18)	$0.11	$(0.09)	$0.22

Non-GAAP diluted net income per share	$0.18	$0.05	$0.24	$0.23	$0.48

GAAP gross profit:	$352,561	$263,804	$436,662	$616,365	$851,895
Stock-based compensation	1,810	4,116	3,755	5,926	6,828
Other (a)	—	990	—	990	—

Non-GAAP gross profit	$354,371	$268,910	$440,417	$623,281	$858,723

GAAP gross profit as a % of revenue	55.0%	50.6%	51.8%	53.0%	51.7%
Stock-based compensation	0.3%	0.8%	0.5%	0.5%	0.4%
Other (a)	—	0.2%	—	0.1%	—

Non-GAAP gross profit	55.3%	51.6%	52.3%	53.6%	52.1%

GAAP research and development:	$192,664	$200,249	$249,714	$392,913	$488,189
Stock-based compensation	(22,193)	(21,737)	(32,998)	(43,930)	(62,930)
Payroll tax penalty	1,820	—	—	1,820	—

Non-GAAP research and development	$172,291	$178,512	$216,716	$350,803	$425,259

GAAP selling and marketing:	$32,384	$32,646	$41,834	$65,030	$87,922
Stock-based compensation	(3,659)	(3,711)	(6,159)	(7,370)	(13,507)
Payroll tax penalty	659	—	—	659	—

Non-GAAP selling and marketing	$29,384	$28,935	$35,675	$58,319	$74,415

GAAP general and administrative:	$28,562	$101,496	$30,989	$130,058	$43,940
Stock-based compensation	(2,353)	(2,084)	(4,715)	(4,437)	(9,588)
Legal settlement	—	(72,000)	—	(72,000)	—
Payroll tax penalty	158	—	—	158	—

Non-GAAP general and administrative	$26,367	$27,412	$26,274	$53,779	$34,352

(a)	Fiscal quarter ended August 1, 2009 includes the net impact of our settlement with the IRS related to our historical stock option granting practices. As the composition of the settlement was different than the initial reserve, the net benefit includes a $2.6 million benefit to operating expense with an offset of $1.4 million of interest expense.

Fiscal quarter ended May 2, 2009 includes a $72.0 million charge recorded in connection with the settlement of a class action securities litigation and $990K of underutilization charges recorded in connection with the rampdown of the Malaysia test operations.

(b)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of SFAS 123R compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	August 1, 2009	January 31, 2009
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$1,279,307	$951,909
Accounts receivable, net	328,462	222,101
Inventories	211,383	310,654
Prepaid expenses, deferred income taxes and other current assets	70,770	75,651

Total current assets	1,889,922	1,560,315
Property and equipment, net	352,719	390,853
Long-term investments	39,333	40,541
Goodwill and acquired intangible assets, net	2,227,440	2,284,164
Other non-current assets	132,117	138,327

Total assets	$4,641,531	$4,414,200

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$268,541	$139,028
Accrued liabilities	248,122	175,135
Income taxes payable	48,554	35,803
Deferred income	42,027	57,895
Current portion of capital lease obligations	1,862	1,787

Total current liabilities	609,106	409,648
Capital lease obligations, net of current portion	1,501	2,451
Other long-term liabilities	173,852	173,034

Total liabilities	784,459	585,133

Shareholders’ equity:
Common stock	1,245	1,233
Additional paid-in capital	4,453,177	4,372,265
Accumulated other comprehensive income (loss)	(673)	(718)
Accumulated deficit	(596,677)	(543,713)

Total shareholders’ equity	3,857,072	3,829,067

Total liabilities and shareholders’ equity	$4,641,531	$4,414,200

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	August 1, 2009	August 2, 2008	August 1, 2009	August 2, 2008
Cash flows from operating activities:
Net income (loss)	$58,493	$71,367	$(52,964)	$141,306
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,030	28,032	50,405	56,650
Stock-based compensation	30,015	47,627	61,663	92,853
Amortization and write-off of acquired intangible assets	26,446	34,988	56,802	70,235
Fair market value adjustment to Intel inventory sold	(1,733)	(4,374)	(3,076)	(10,757)
Net impact of derivative contracts	(1,302)	—	(827)	—
Excess tax benefits from stock-based compensation	(40)	(325)	(69)	(494)
Deferred income taxes	5,868	—	5,868	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed in acquisitions:
Restricted cash	—	—	—	(24,500)
Accounts receivable	(43,095)	(100,474)	(106,361)	(138,626)
Inventories	(5,694)	47,409	100,587	103,327
Prepaid expenses and other assets	(4,582)	10,344	9,748	42,810
Accounts payable	103,043	68,954	133,781	5,878
Accrued liabilities and other	6,079	(15,192)	69,059	(33,999)
Accrued employee compensation	(14,007)	(6,968)	(974)	9,995
Income taxes payable	3,585	(842)	4,928	5,814
Deferred income	(5,773)	2,338	(1,708)	(7,415)

Net cash provided by operating activities	182,333	182,884	326,862	313,077
Cash flows from investing activities:
Purchases of investments	—	(46)	—	(10,172)
Sales and maturities of short-term and long-term investments	50	—	50	23,793
Purchases of technology licenses	(3,250)	(1,250)	(12,550)	(1,250)
Purchases of property and equipment	(3,765)	(16,010)	(7,179)	(46,532)

Net cash used in investing activities	(6,965)	(17,306)	(19,679)	(34,161)
Cash flows from financing activities:
Proceeds from the issuance of common shares	20,636	50,602	21,021	67,656
Principal payments on capital lease and debt obligations	(442)	(101,280)	(875)	(103,405)
Excess tax benefits from stock-based compensation	40	325	69	494

Net cash provided by (used in) financing activities	20,234	(50,353)	20,215	(35,255)

Net increase in cash and cash equivalents	195,602	115,225	327,398	243,661

Cash and cash equivalents at beginning of period	1,059,205	744,084	927,409	615,648

Cash and cash equivalents at end of period	$1,254,807	$859,309	$1,254,807	$859,309